SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ]  Preliminary Information Statement            [  ]  Confidential, For Use of the
                                                                            Commission Only (as permitted
                                                                             by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

SUNRISE U.S.A. INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Information Statement, if Other Than the Registrant)

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[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[  ]   Fee paid previously with preliminary materials:

[  ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid: $
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

SUNRISE U.S.A. INCORPORATED
3203 E. OBID AVENUE
DES MOINES, IA  50317

February 24, 2006

Dear Stockholder:

I am writing to inform you that the Board of Directors of Sunrise U.S.A. Incorporated, a Nevada corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate actions in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

1.     The amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every thirty-eight (38) shares of the Company's outstanding common stock, par value $.0001 per share (the "Common Stock"), would be exchanged for one new share of Common Stock.

2.     Adoption of the Company's 2005 Stock Option Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will be effective at such time after the expiration of the aforementioned twenty (20) day period as the Board of Directors has determined the appropriate effective time for the reverse stock split and, upon such determination, the Company will file a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the reverse stock split of the Company's outstanding Common Stock.

Sincerely,

/s/ Omar G. Barrientos
OMAR G. BARRIENTOS,
PRESIDENT

SUNRISE U.S.A. INCORPORATED
3203 E. OBID AVENUE
DES MOINES, IA  50317

INFORMATION STATEMENT
February 24, 2006

This Information Statement is being mailed to the stockholders of Sunrise U.S.A. Incorporated, a Nevada corporation (hereinafter referred to as the "Company"), on or about February 24, 2006 in connection with the corporate actions referred to below. The Company's board of directors (the "Board") and holders (collectively, the "Consenting Stockholders") of a majority of the issued and outstanding shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company entitled to vote on the matters set forth herein have approved such matters. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on February 15, 2006 (the "Record Date").

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

The Nevada General Corporation Law permits the holders of a majority of the shares of the Company's outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. These Consenting Stockholders holding an aggregate of 64,950,274 shares of Common Stock, representing approximately 94.24% of the total shares of Common Stock entitled to vote on the matter set forth in herein, consented in writing without a meeting to the matters described herein. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, the Company had outstanding 68,917,339 shares of Common Stock. The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Board and the Consenting Stockholders have approved (a) the adoption and filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of EXHIBIT A attached to this Information Statement, which provides for the amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every thirty-eight (38) shares of the Company's outstanding Common Stock, would be exchanged for one (1) new share of Common Stock, and (b) the adoption of the Company’s 2005 Stock Option Plan and the initial awards made thereunder.  The Company will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK
(ITEM 1)

On February 15, 2005, the Board and the Consenting Stockholders adopted a resolution to amend the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every thirty-eight (38) shares (the "Old Shares") of the Company's outstanding Common Stock would be exchanged for one (1) new share (the "New Shares") of Common Stock.

The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The reverse stock split will be effected simultaneously for all shares of Common Stock and the Exchange Number will be the same for all shares of Common Stock. Upon the effectiveness of the reverse stock split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number at the exercise price in effect immediately prior to the reverse stock split, multiplied by the Exchange Number.

The Board will have the authority to determine the exact timing of the Effective Date (as defined below) of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split including, but not limited to, overall trends in the stock market;

  recent changes, prospects and anticipated trends in the per share market price of the Common Stock, business and transactional developments;

  the Company's actual and projected financial performance; and

  the Company's anticipated merger with another entity.

The reverse stock split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's issuance of additional shares in lieu of fractional shares as described below. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

REASONS FOR THE REVERSE STOCK SPLIT

The Board reviewed the Company's current business and financial performance. The Board determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

  encourage greater investor interest in the Common Stock; and

  reduce the likely future trading fees and commissions which may be incurred by stockholders, if and when a public trading develops for the Company’s shares, since these costs are based to a significant extent on the number of shares traded.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

The Board believes that the reverse stock split will encourage greater interest in the Company's Common Stock by the investment community and by potential business combination participants. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and possibly increase a valuation and potential future trading price of the Common Stock.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY STOCKHOLDERS

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a high number of outstanding shares of Common Stock, in the absence of the reverse stock split, may result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if such share price was substantially higher. This factor may limit the willingness of investors or business combination participants to accept or invest in the Common Stock.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will not affect the par value of the Common Stock. As a result, on the Effective Date (as defined below) of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio of one to thirty-eight (38), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will be increased because there will be fewer shares of the Company's Common Stock outstanding.

Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

	PRIOR TO REVERSE	AFTER REVERSE
	STOCK SPLIT	STOCK SPLIT
Number of shares of Common Stock:
Authorized	99,000,000	99,000,000
Outstanding	68,917,340	1,813,614
Reserved for Issuance	None	250,000
Available for future issuance	30,082,660	96,936,386

This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. Although the increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse stock split is not being effected in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.  However, the Company is currently actively involved in discussions with potential merger candidates, who, under certain merger terms, could acquire a majority ownership interest in the Company’s Common Stock.

Stockholders should also recognize that if the reverse stock split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the Exchange Number. While it can reasonably be anticipated that the reverse stock split will result in enhancing the interest of investors and possible business combination participants in the Common Stock, there can be no assurance that the reverse stock split will increase such interest or will result in any permanent increase in any future market price, both of which are dependent upon many factors, including the Company's performance and prospects.

Furthermore, the possibility exists that future liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of the Company's stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Company will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. The Company's transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. All certificates for Old Shares are in the possession of Charles A. Koenig, Escrow Agent, who holds the certificates pursuant to the terms of the Share Escrow Agreement dated May 3, 2004 and the Lock-Up Agreements dated May 21, 2004.  Mr. Koenig will surrender the certificates for Old Shares to the exchange agent and receive in exchange for these certificates new certificates representing New Shares.  Mr. Koenig, as Escrow Agent, will continue to hold all certificates for New Shares pursuant to the terms of the agreements.

FRACTIONAL SHARES

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the

Exchange Number, will receive one whole share of Common Stock in lieu of a fractional share.

DISSENTERS' RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Share surrendered in the reverse stock split.

THE 2005 STOCK OPTION PLAN
(ITEM 2)

The Company’s 2005 Stock Option Plan is effective as of February 15, 2006, the date of its approval by action of the Consenting Stockholders and adoption by the Board, subject to compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended. Approval by the Company's Consenting Stockholders has been obtained, and such approval will be effective twenty (20) calendar days after this Information Statement is mailed to the stockholders. Pursuant to Regulation 14C, the Company will mail this Information Statement to its stockholders informing them of, among other things, the actions taken by the Board and by the Consenting Stockholders and of the terms and conditions of the 2005 Stock Option Plan a copy of which is attached hereto as Exhibit B and incorporated herein and the Awards of Options thereunder. Failure to comply with Regulation 14C by will result in the 2005 Stock Option Plan and the Awards being terminated and null and void ab initio. No shares granted pursuant to the Awards will vest prior to compliance with Regulation 14C.

The 2005 Stock Option Plan provides for the issuance of options for the purchase of shares of the Company’s restricted common stock at a price of five-hundredths of one cent ($.005) per share.  The purchase price may be paid in either cash or delivery to the Company of a number of shares of the Company’s issued and outstanding $0.0001 common stock (a “Consideration Share”), the number of Consideration Shares to be delivered shall be equal to the aggregate Option Exercise Price divided by the greater of (i) one-hundred (100), or (ii) the average bid price of the Company’s common stock for the twenty trading days immediately preceding the Exercise Date, divided by five-hundredths of one cent ($0.005).

The 2005 Stock Option Plan provides, among other things, that the Company shall reserve 250,000 shares of the post-reverse split New Shares as describe above, for issuance pursuant to option grants.  A grant of an option pursuant to the 2005 Stock Option Plan is solely within the discretion of the Board of Directors.  The stock options non-qualified stock options.  In addition, the stock options and the common stock which may be issued pursuant to the stock options are not registered securities, and the Company has no obligation to register such securities.  However, the 2005 Stock Option Plan provides the registration of the underlying shares of common stock upon the filing of a securities registration statement by the Company.

Awards under the 2005 Stock Option Plan expire at 5:00 p.m. Eastern Standard Time on December 31, 2015 (the “Termination Date”).

The Board of Directors have approved initial awards consist of a grant under the Plan of the right to purchase 92,000 shares the post-reverse split New Shares and 120,000 shares the post-reverse split New Shares respectively, to Charles A. Koenig, the Company’s attorney and a shareholder of the Company and to John E. Rayl a consultant to and a shareholder of the Company in payment for services provided by them through September 30, 2005 in the aggregate amount of $40,000.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 15, 2006, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock and by directors and officers of the Company, both individually and as a group.

(a)   Security ownership of certain beneficial owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common	Hugo Barrientos 9376 Prairie Ave. Prairie City, IA 50228	285,000 shares	0.41%

Common	Omar A. Barrientos 1512 Marston Ave. Ames, IA 50010	285,000 shares	0.41%

Common	Elizabeth Schroeder 6778 Rosefield Dr. San Diego, CA 92115	285,000 shares	0.41%

Common	Elizabeth Schroeder and Isabel Barrientos (JT) 6778 Rosefield Dr. San Diego, CA 92115	6,007,644 shares	8.72%

Common	Michael and Elisa Giordano 7841 NE 46St Lauderhill, FL 30068	120,000 shares	0.16%

Common	Michael Giordano III 232 Overmount Ave. # 18 West Paterson, NJ 07424	30,000 shares	0.04%

Common	Nicholas E. Giordano 232 Overmount Ave. # 18 West Paterson, NJ 07424	30,000 shares	0.04%

(b)   Security ownership of management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common(a)	Omar G. Barrientos 3203 E. Ovid Avenue Des Moines, IA 50317	25,867,631 shares	37.53%

Common	Gene Fairchild 1807 Spade Ct. Rapid City, SD 57701	51,000 shares	0.07%

Common(b)	Christopher Giordano 232 Overmount Ave. # 18 West Paterson, NJ 07424	30,340,000 shares	44.02%

Common	Birchwood Capital Advisors Group, Inc. 264 Union Blvd., 1st Flr Totowa, NJ 07424	450,000 shares	0.65%

All directors and officers as a group		56,708,630 shares	82.29%

_____________________________

(a)   Includes 9,851,615 shares of the Company’s restricted common stock approved for issuance on November 15, 2005 in payment of $30,000 of accrued executive compensation and in repayment for the contribution of $18,873 in cash used for the payment of Company operating expenses.

(b)   Includes 14,100,000 shares of the Company’s restricted common stock approved for issuance on November 15, 2005 for repayment of the contribution of $7,500 in cash used for the payment of Company operating expenses.  Security ownership includes voting authority on 180,000 shares owned by Mr. Giordano’s minor children.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The security holdings of the Company's directors and executive officers are listed above in the section entitled "Principal Stockholders and Security Ownership of Management." Except as disclosed above, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

All members of the Board of Directors of the Company approved the proposals discussed above in a Written Consent of the Board of Directors effective as of February 15, 2006.

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company a proposal.

FINANCIAL AND OTHER INFORMATION

The following information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on May 2, 2005 and Amendment No. 1 thereto as filed with the Securities and Exchange Commission on July 20, 2006 are incorporated herein by reference: (i) the Company's audited financial statements for the years ended December 31, 2004 and 2003 and (ii) the section entitled "Management's Discussion and Analysis or Plan of Operation" set forth in Item 6 of Part II thereof.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at (515) 288-1042 or by mail to the Company's address at 3203 E. Ovid Avenue, Des Moines, IA 50317, Attn: President.

INCORPORATION BY REFERENCE

This Information Statement incorporates by reference certain information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on May 2, 2005 and Amendment No. 1 thereto as filed with the Securities and Exchange Commission on July 20, 2006.

ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The Company's filings are available through the Commission's website at the following address: http://www.sec.gov.  The Company will provide each beneficial owner of its securities with a copy of its annual report on Form 10-KSB, including the financial statements and schedules thereto, required to be filed with the Securities &

Exchange Commission without charge upon receipt of a written request from such person.  Such request should be directed to President, Sunrise U.S.A. Incorporated, 3203 E. OVID AVENUE, Des Moines, IA 50317.

By Order of the Board of Directors,

/s/ Omar G. Barrientos                           Date:   February 24, 2006
OMAR G. BARRIENTOS,
PRESIDENT

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF SUNRISE U.S.A. INCORPORATED

The undersigned officer of Sunrise U.S.A. Incorporated does hereby certify that:

1.    The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Sunrise U.S.A. Incorporated (the "Corporation").

2.    The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on July 22, 1999 (the "Articles of Incorporation").

3.    The Articles of Incorporation of the Corporation shall be amended as follows:

A.    Article IV is amended to add a new subparagraph (c) as follows:

(c)   On the date that this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), every thirty-eight (38) shares of common stock, par value $.0001 per share (the "Common Stock"), of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Shares") will automatically be converted into one share of Common Stock (the "New Shares") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Shares held in one name or account immediately prior to the Effective Date are fewer than thirty-eight (38) shares or not evenly divisible by thirty-eight (38) shall receive one full share of New Shares in exchange for such fractional share.

4.    This Certificate of Amendment to the Articles of Incorporation has been approved by the Board of Directors of the Corporation and by more than a majority of the outstanding stockholders of the Corporation. The number of shares entitled to vote on this Certificate of Amendment was 68,917,339 shares and the number of shares that voted in favor of this Certificate of Amendment was 64,917,340 shares.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hands this 24th. Day of February 2006.

/s/ Omar G. Barrientos                       Date:  February 24, 2006
OMAR G. BARRIENTOS,
PRESIDENT

Exhibit B

SUNRISE U.S.A. INCORPORATED
2005 STOCK OPTION PLAN
_____________

            This 2005 STOCK OPTION PLAN AGREEMENT (the “Agreement”) is dated as of this 15th day of February, 2006 between SUNRISE U.S.A. INCORPORATED (the “Company”) and each person who may be granted Stock Options pursuant to this Agreement (a “Registered Holder”).

            WHEREAS, the Company has granted to a Registered Holder the right to purchase shares of the Company’s $0.0001 common stock pursuant to the terms and conditions as more fully set forth herein; and

            WHEREAS, the Company desires to provide for issuance of option certificates (the “Option Certificates”) representing the grant of Options under this Agreement and on such terms and conditions as are more fully set forth herein; and

            WHEREAS, the Shareholders of the Company have approved the grant of up to two-hundred fifty thousand (250,000) shares of the Company’s $0.0001 par value voting common stock under this Agreement and on such terms and conditions as are more fully set forth herein.

            NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed that:

            1.         Options/Option Certificates.  Each Option shall entitle the holder thereof (the “Registered Holder” or, in the aggregate, the “Registered Holders”), in whose name the Option Certificate shall be registered on the books maintained by the Company, to purchase one (1) share of the company’s $0.0001 par value Common Stock (the “Option Share” or “Option Shares”) on exercise thereof at the Option Exercise Price (set forth in Section 3 below), subject to modification and adjustment as provided in Section 7.  The Option Certificate representing the right to purchase Option Shares shall be executed by the Company’s Secretary or Assistant Secretary and delivered to the Registered Holder upon execution of this Agreement.

            Subject to the provisions of Sections 3, 5 and 6, the Company shall deliver Option Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement.  Except as provided in Section 6 hereof, no Option Certificates shall be issued except:  (i) Option Certificates initially issued hereunder; (ii) Option Certificates issued on or after the initial issuance date, upon the exercise of any Options, to evidence the unexercised Options held by the exercising Registered Holder; or (iii) Option Certificates issued after the initial issuance date upon any transfer or exchange of Option Certificates or replacement of lost or mutilated Option Certificates.

            2.         Form and Execution of Option Certificates.  The Option Certificates shall be substantially in the form attached hereto as Exhibit A (the “Option Certificate”).  The Option Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Option Certificates.  The Option Certificates shall be originally signed by the Company’s Chief Executive Officer or President, attested to by the Company’s Secretary or Assistant Secretary and embossed with the Company’s seal and shall not be valid for any purpose unless so originally signed and embossed.

            3.         Exercise.  Subject to the provisions of Sections 4 and 7, the Options when evidenced by an Option Certificate and such other documents as the Company may require, may be exercised at a price of five-hundredths of one cent ($.005) per Option (the “Option Exercise Price”).  Each Option may be exercised in whole or in part at any time during the period commencing with the date vested (as provided in the Agreement (the “Initial Exercise Date”) and terminating at 5:00 p.m. Eastern Standard Time on December 31, 2015 (the “Termination Date”).  Each Option shall be deemed to have been exercised immediately prior to the close of business on the date (the “Exercise Date”) of the surrender for exercise of the Option Certificate.

            The Registered Holder or his attorney duly authorized in writing shall execute the exercise form, attached hereto as Exhibit B, and the form will be delivered to the Company at its corporate office together with payment to the order of the Company.  The Registered Holder may, at his sole election, tender payment to the Company by; (a) delivery to the Company in cash or by official bank or certified check, an amount equal to the aggregate Exercise Price, in lawful money of the United States of America, or (b) delivery to the Company of a number of shares of the Company’s issued and outstanding $0.0001 common stock (the “Consideration Shares”), where the number of Consideration Shares to be delivered shall be equal to the aggregate Option Exercise Price divided by the greater of (i) one-hundred (100), or (ii) the average bid price of the Company’s common stock for the twenty trading days immediately preceding the Exercise Date, divided by five-hundredths of one cent ($0.005).

            Unless Option Shares may not be issued as provided herein, the person entitled to receive the number of Option Shares deliverable on such exercise shall be treated for all purposes as the holder of such Option Shares as of the close of business on the Exercise Date.  In addition, the Company shall also, at such time, verify that all of the conditions precedent to the issuance of Option Shares, set forth in Section 4, have been satisfied as of the Exercise Date.  If any one of the conditions precedent set forth in Section 4 are not satisfied as of the Exercise Date, the Company shall return the Option Certificate and pertinent Exercise Price payment to the exercising Registered Holder or may hold the same until all such conditions have been satisfied.  The Company shall not be obligated to issue any fractional share interests in Option Shares issuable or deliverable on the exercise of any Option or scrip or cash therefore and such fractional shares shall be of no value whatsoever.  If more than one Option shall be exercised at one time by the same Registered Holder, the number of full Option Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Option Shares issuable on such exercise.

            Once the Company has determined that the funds are or will be collected, the Company shall notify its common stock transfer agent who shall cause a common stock share certificate representing the exercised Options to be issued.  The Company may deem and treat the Registered Holder of the Options at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary, other than notice by the Registered Holder.  The Options shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Company’s Common Stock or Option unless the holder shall have exercised the Options and purchased the Option Shares prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

            4.         Reservation of Shares and Payment of Taxes.  The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Options.  The Company covenants that all Option Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to such issue.

            The Registered Holder(s) shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Options, or the issuance, transfer or delivery of the Options or any Option Shares on exercise of the Options.  In the event the Option Shares are to be delivered in the name other than the name of the Registered Holder of the Option Certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes or charges incident thereto.

            5.         Registration of Transfer.  The Option Certificates may be transferred in whole or in part as provided for herein.  Option Certificates to be transferred shall be surrendered to the Company at its corporate office.  The Company shall execute, issue and deliver in exchange therefor the Option Certificate or Certificates which the holder making the transfer shall be entitled to receive.

            The Company shall keep transfer books at its corporate office which shall register Option Certificates and the transfer thereof.  On due presentment for registration of transfer of any Option Certificate at such office, the Company shall execute and the Company shall issue and deliver to the transferee or transferees a new Option Certificate or Certificates representing an equal aggregate number of Options.  All Option Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transferred in a form satisfactory to the Company and the Company’s counsel.  The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

            All Option Certificates so surrendered, or surrendered for exercise or for exchange in case of mutilated Option Certificates, shall be promptly canceled by the Company.  Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder(s) of any Option Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the parties hereto shall not be affected by any notice to the contrary.

            6.         Loss or Mutilation.  On receipt by the Company of evidence satisfactory as to the ownership of the loss, theft, destruction or mutilation of any Option Certificate, the Company shall execute and deliver in lieu thereof, a new Option Certificate representing an equal aggregate number of Options.  In the case of loss, theft or destruction of any Option Certificates, the individual requesting issuance of a new Option Certificate shall be required to indemnify the Company in an amount satisfactory to the Company.  In the event an Option Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Option Certificate.  Applicants for a new Option Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

            7.         Adjustment of Exercise Price and Shares.  After each adjustment of the Exercise Price pursuant to this Section 7, the number of shares of Option Shares purchasable on the exercise of such Options shall be in the number derived by dividing such adjusted Exercise Price into the original Exercise Price.  The Exercise Price shall be subject to adjustment as follows:

            (a)        In the event, prior to the expiration of the Options by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Options in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Option shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Options in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Options shall be decreased proportionately.  Any dividend paid or distributed on the Common Stock in shares of Common Stock of the Company shall be treated as a share dividend pursuant to the preceding sentence.  However, any dividend paid or distributed on the Common Stock in securities other than Common Stock of the Company, regardless if exercisable for or convertible into Common Stock of the Company, shall not be treated as a share dividend pursuant to the penumbra sentence.

            (b)        In the event the Company, at any time while the Options shall remain unexpired and unexercised, shall sell all or substantially all of its property, and thereafter dissolves, liquidates or winds up its affairs, then no provision need be made as part of the terms of any such sale, dissolution, liquidation or winding up to allow Option holders to exercise all or any Options held, in order to receive the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

            (c)        Notwithstanding the provisions of this Section 7, no adjustment on the Exercise Price shall be made whereby such price is adjusted in an amount less than $0.00 or until the aggregate of such adjustments shall equal or exceed $0.00.

            (d)        No adjustment of the Exercise Price shall be made as a result of or in connection with:  (i) the issuance of Common stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof; (ii) the establishment of additional option plans, common stock purchase warrants or security offerings of the Company, the modification, renewal or extension of any such plan, warrants or offerings now in effect or hereafter created, or the issuance of Common Stock on exercise of any such options or warrants; or (iii) the issuance of Common Stock in connection with an acquisition or merger of any type.

            (e)        This Option Agreement shall be incorporated by reference on the Option Certificates.

            Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Options, the Company will take any corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

            Upon any adjustment of the Exercise Price required to be made pursuant to this Section 7, the Company within thirty (30) days thereafter shall:  (i) notify the Registered Holder of such adjustment setting forth the pertinent Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based; and (ii) cause to be mailed to each of the Registered Holder(s) of the Option Certificates written notice of such adjustment.

            8.         Reduction in Exercise Price at Company’s Option.  In addition to any adjustments made to the Exercise Price pursuant to Section 7, the Company’s Board of Directors may, in its sole discretion, reduce the Exercise Price of the Options in effect at any time either for the life of the Options or any shorter period of time as may be determined by the Company’s Board of Directors.  The Company shall notify the Registered Holder of any such reduction in the Exercise Price.

            9.         Legend.  Each Option Certificate and each certificate for Option Shares purchased under this Option shall bear a legend as follows unless such Option or Option Shares have been registered under the Act and the issuance complies with applicable state securities laws:

“The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Act”).  The securities may not be sold, assigned, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws.”

            10.       Transfer.

                        (a)        Transfers to Successors, Officers and Directors of Registered Holder.  This Option shall not be transferred, sold, assigned or hypothecated except that it may be transferred to any successors of Registered Holder, and may be assigned in whole or in part to any person who is an officer or director of Registered Holder on the date of grant.  All such transfers, sales, assignments or hypothecation shall be fully identified to the Company and the transferor shall execute and deliver to the Company such certificates, endorsements and other documents as the Company or Company’s counsel may require.

                        (b)        Transfer of Option or Option Shares.  The Registered Holder, and each transferee (the “Transferee Holder”), agrees that he shall not sell, assign, pledge, hypothecate or otherwise transfer the Option or the Option Shares, in whole or in part, except pursuant to an effective registration under the Securities Act of 1933, as amended (the “Act”) and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company and Company counsel, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable federal and state securities laws.  In order to make any sale, assignment, pledge or hypothecation, the transferor must deliver to the Company the assignment form attached hereto duly executed and completed, together with the applicable certificate and payment of all transfer taxes, if any, payable in connection therewith.  As to the Option, the Company shall transfer the transferred Option on the books of the Company and shall execute and deliver a new Option Certificate of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of Option Shares purchasable thereunder.  As to the Option Shares, the Company shall cause its duly authorized common stock transfer agent to transfer the common stock being transferred.

            11.       Registration.  The Company, upon the one time written demand (the “Demand Notice”) of the Registered Holder (as defined herein), agrees, at the sole expense of the Company, to use its best efforts to register, on one occasion, all or any portion of the Option Shares, as requested by the Registered Holder.  On such occasion, the Company will use its best efforts to file a Form S-8 Registration Statement covering the Registrable Securities within thirty (30) days after receipt of the Demand Notice and use its best efforts to have such registration statement declared effective promptly thereafter. The demand for registration may be made at any time prior to the Termination Date. The Company covenants and agrees to give written notice of its receipt of any demand Notice by Registered Holder to all other Registered Holders of the Options and the Registrable Securities within thirty (30) days from the date of the receipt of any such Demand Notice.  In the event of registration the Company and the Holder(s) shall execute such documents as may be reasonably required by the Company and Company counsel to carry out such registration.

                        (a)        Terms of Registration.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder(s) shall pay any and all underwriting and broker-dealer discounts, commissions and non-accountable expenses of any underwriter or broker-dealer selected to sell the Registrable Securities, together with the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities.  The Company shall cause any registration statement filed pursuant to the demand rights granted hereto to remain effective for a period of sixteen (16) months from the date of the latest balance sheet of the audited financial statements contained therein on the initial effective date of such registration statement.

                        (b)        Restriction on Registration.  The Company shall not be obligated to register the Registrable Securities if such securities may be sold pursuant to the exemption from registration as provided by Rule 144 as promulgated under the Act, nor shall the Company be obligated to register the Registrable Securities in any state in which the principal stockholders, officers, directors or employees of the Company may in any way be obligated to escrow any of their shares of Capital stock of the Company or in a state in which the Company may be restricted from conducting its business in any way, including but not limited to, qualifying to do business, become subject to tax, or restricted from issuing additional securities or incur restrictions on compensating officers, directors or employees.

                        (c)        Right to Redeem in Lieu of Registration.  The Company may in its sole discretion, and in lieu of registration of the Registrable Securities, pay to the Holder(s) an amount equal to the amount which would be realized by the Holder(s) upon sale of the Registrable Securities reduced by the Exercise Price plus the expenses, fees and broker/dealer commissions which would be paid by the Holder(s) in the event of registration and sale of the Registrable Securities.  The Company may elect to make such payment upon notice to the Holder(s) within thirty (30) days of receipt of a notice of demand Registration.

            12.       Modification of Agreement.  The Company and the Registered Holder may by supplemental agreement make any changes or corrections in this Agreement:  (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interest of the holders of Option Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Option Certificates representing not less than fifty-one percent (51%) of the Options outstanding.  Additionally, except as provided in Sections 7 and 8, no change in the number or nature of the Option Shares purchasable on exercise of an Option, or increase of the purchase price therefor shall be made without the consent in writing of the Registered Holder or Transferee Holder of the Option Certificate representing such Option, other than such changes as are specifically prescribed or allowed by this Agreement.

            13.       Notices.  All notices, demands, elections options or requests (however characterized or described) required or authorized hereunder shall be deemed sufficient if made in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the principal office of the addressee, and if to the Registered Holder or Transferee Holder of an Option Certificate, at the address of such holder as set forth on the books maintained by the Company.

            14.       Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the Company, the Registered Holder, each Transferee Holder and their respective successors and assigns.  Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

            15.       Further Instruments.  The parties hereto shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

            16.       Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

            17.       Waiver.  All the rights and remedies of either party to this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law.  No delay or failure on the part of either party in the exercise of any right or remedy arising from the breach of this Agreement will constitute a waiver of any other right or remedy.  The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

            18.       General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience and references only and shall not limit or otherwise affect the meaning hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SUNRISE U.S.A. INCORPORATED

By: /s/ OMAR G. BARRIENTOS, PRESIDENT

Exhibit A
U.S.A SUNRISE INCORPORATED
Incorporated Under the Laws of the State of Nevada

Registered Holder:
____________________________	___________________________________
Certificate No.	Name
____________________________	___________________________________
Number of Options	Address
___________________________________
City, State Zip

     This Option Certificate certifies that the above identified person or registered assigns ("Option Holder"), is the registered owner of the above identified number of Options (hereinafter referred to as the 'Option(s)") expiring on December 31, 2015 ("Expiration Date").  One (1) Option entities the Option Holder to purchase one (1) share of common stock, $0.0001 par value ("Share"), from U.S.A. SUNRISE INCORPORATED a Nevada corporation ("Company"), at a purchase price of five-hundredths of one cent ($0.005) per share of Common Stock ("Exercise Price"), commencing on the date of issuance hereof and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Option Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of the Company being 3203 E. OVID AVENUE, DES MOINES, IA 50317, subject only to the conditions set forth herein and in a 2005 STOCK OPTION PLAN AGREEMENT dated as of February 15, 2006 (the "Option Agreement") between the Company and Option Holder.  The Option Holder may exercise all or any number of Options.  Reference hereby is made to the provisions on the following pages of this Option Certificate and to the provisions of the Option Agreement, all of which are incorporated by reference in and made a part of this Option Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon due presentment for transfer of this Option Certificate at the office of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing in the aggregate a like number of Options, subject to any adjustments made in accordance with the provisions of the Option Agreement, shall be issued to the transferee in exchange for this Option Certificate, subject to the limitations provided in the Option Agreement, upon payment to the Company of any tax or governmental charge imposed in connection with such transfer.

     The Option Holder of the Options evidenced by this Option Certificate may exercise all or any whole number of such Options during the period and in the manner stated hereon.  The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check payable to the order of the Company or by delivery to the Company of shares of the Company’s common stock pursuant the 2005 STOCK OPTION PLAN.  If, upon exercise of any Options evidenced by this Option Certificate, the number of Options exercised shall be less than the total number of Options so evidenced, there shall be issued to the Option Holder a new Option Certificate evidencing the number of Options not so exercised.  No Option may be exercised after 5:00 P.M. New York, New York

Time on the Expiration Date, and any Option not exercised by such time shall become void, unless extended by the Company.

     The Option Agreement provides that neither the Options nor the underlying common stock shall be sold, assigned, hypothecated or in any way transferred to or held by or for the account of an Alien.  The term "Alien" means any person who is a citizen of a country other than the United States; or any state, territory, or possession thereto; any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession thereto; a government other than the government of the United States or any state, territory or possession thereof, or an individual or entity controlled by any of the foregoing.

     The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act').  The securities may not be sold, assigned, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company and Company counsel, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws.

     IN WITNESS WHEREOF, the Company has caused this Option to be signed by its President and by its Secretary or Assistant Secretary, each by an original of his signature, and has caused an original impression of its corporate seal to be imprinted hereon.

Dated:    February 15, 2006

U.S.A SUNRISE INCORPORATED.

President                                                                      Secretary

(Seal)

Exhibit B
FORM OF ELECTION TO PURCHASE

(To be executed by the holder if he desires to exercise Option evidenced by the within Option Certificate)

TO:     U.S.A SUNRISE INCORPORATED

The undersigned irrevocably elects to exercise _________________________________ Options, evidenced by the within Option Certificate for, and to purchase thereunder, _________________________ full shares of Common Stock issuable upon exercise of said Options and delivery of $____________________  (paid in cash or shares of the U.S.A. SUNRISE INCORPORATED common stock of an equivalent value as determined pursuant to the terms of the Option Agreement) and any applicable taxes.

The undersigned requests that certificates for such shares be issued in the name of:

Name

Address

City              State                 Zip Code

Tax Identification Number

If said number of Options shall not be all the Options evidence by the within Option Certificate, the undersigned requests that a new Option Certificate evidencing the Options not so exercised be issued in the name of and delivered to:

Name

Address

City              State                 Zip Code

Tax Identification Number

                                                                                                   Date:
Signature

NOTICE:  The above signature must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person, the Form of Assignment thereon must be duly executed and if the certificate representing the shares or any Option Certificate representing Options not exercised is to be registered in a name other than that in which the within Option Certificate is registered, the signature of the holder must be guaranteed.